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                                                                   EXHIBIT 23.01



                            INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Zamba Corporation:

We consent to incorporation by reference in the Registration Statements (No. 333-66021, 333-62783, 333-45077, 333-35595, and 33-73456) of Zamba
Corporation on Form S-8 of our report dated March 15, 1999, relating to the consolidated balance sheet of Zamba Corporation and subsidiary as of December 31, 1998 and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended, and the related financial statement schedule, which report appears in the 1998 annual report on Form 10-K of Zamba Corporation.

                                   /s/ KPMG Peat Marwick LLP



Minneapolis, Minnesota
March 26, 1999


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